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As filed with the Securities and Exchange Commission on September 30, 2010

Registration No. 333-169288

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 5
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ChinaCache International Holdings Ltd.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

6/F, Block A, Galaxy Plaza
No. 10 Jiuxianqiao Road Middle, Chaoyang District
Beijing, 100015
People's Republic of China
(86 10) 6437 3399
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen's Road, Central Hong Kong (852) 3740-4700	James C. Lin, Esq. Davis Polk & Wardwell LLP 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong (852) 2533-3300

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

 Explanatory Note

        The sole purpose of this amendment is to amend the exhibit index and to file an updated Exhibit 5.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

        Pursuant to the indemnification agreements the form of which will be filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

        The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, we have issued the following securities (including options to acquire our ordinary shares).

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration	Securities Registration Exemption
GEMS Lab Corporation Limited	August 15, 2007	785,494 ordinary shares	Certain technologies owned by Beijing Jingtian Technology Limited	Regulation S of the Securities Act
JAFCO Asia Technology Fund II	October 8, 2007	3,846,153 Series A preferred shares	US$537,660 through exercise of warrants	Section 4(2) of the Securities Act(1)
Intel Capital (Cayman) Corporation	October 8, 2007	3,846,153 Series A preferred	US$537,431 through exercise of warrants	Section 4(2) of the Securities Act(1)
GEMS Lab Corporation Limited	November 17, 2007	2,356,483 ordinary shares	Certain technologies	Regulation S of the Securities Act
Sundream Holdings Ltd.	January 10, 2008	2,168,000 ordinary shares	Equity interest in JNet Holdings Limited	Regulation S of the Securities Act

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration	Securities Registration Exemption
SmartAsia Holdings Ltd.	January 10, 2008	240,890 ordinary shares	Equity interest in JNet Holdings Limited	Regulation S of the Securities Act
Sundream Holdings Ltd.	June 10, 2008	2,842,258 ordinary shares	Equity interest in JNet Holdings Limited	Regulation S of the Securities Act
SmartAsia Holdings Ltd.	June 10, 2008	315,807 ordinary shares	Equity interest in JNet Holdings Limited	Regulation S of the the Securities Act
A group of institutional investors(2)	July 29, 2008	Promissory notes	US$3,208,000	Section 4(2) of the Securities Act(1)
A group of institutional investors(2)	September 25, 2008	Promissory notes	US$397,000	Section 4(2) of the Securities Act(1)
A group of institutional investors(3)	December 29, 2009	20,512,821 Series C-1 convertible preferred shares	US$8 million	Section 4(2) of the Securities Act(1)
A group of institutional investors(2)	December 29, 2009	11,831,308 Series C-2 convertible preferred shares	Retirement of the promissory notes in the amount of US$3,605,000	Section 4(2) of the Securities Act(1)
A group of institutional investors(3)	December 29, 2009	12,436,707 Series C-3 convertible preferred shares	US$3 million	Section 4(2) of the Securities Act(1)

Notes:

(1)
Each of the investors in these transactions was an "accredited investor," as defined under Regulation D under the Securities Act.

(2)
This group of investors consists of Qiming Venture Partners, L.P., Qiming Managing Directors Fund, L.P., Ignition Venture Partners III. L.P., Ignition Managing Directors Fund III, LLC, Starr International Cayman, Inc., SIG China Investments One, Ltd., JAFCO Asia Technology Fund II, Intel Capital Corporation, Investor Investments Asia Limited, and Investor Group Asia, L.P.

(3)
This group of investors consists of Qiming Venture Partners, L.P., Qiming Managing Directors Fund, L.P., Ignition Venture Partners III. L.P., Ignition Managing Directors Fund III, LLC, SIG China Investments One, Ltd., Intel Capital Corporation, Investor Investments Asia Limited, and Investor Group Asia, L.P.

ITEM 8.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a)   Exhibits

        See the Exhibit Index for a complete list of all exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

        The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

        We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

        (b)   Financial Statement Schedules

        Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.    UNDERTAKINGS.

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

        (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (4)   For the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the People's Republic of China, on September 30, 2010.

ChinaCache International Holdings Ltd.
By:	/s/ SONG WANG
Name: Song Wang Title: Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SONG WANG Song Wang	Chairman and Chief Executive Officer (principal executive officer)	September 30, 2010
/s/ ROBERT YONG SHA Robert Yong Sha	Chief Financial Officer (principal financial and accounting officer)	September 30, 2010
* Jean Xiaohong Kou	Director and Senior Vice President	September 30, 2010
* Paul Jin-Hwee Choo	Director	September 30, 2010
* Duane Ziping Kuang	Director	September 30, 2010
* Yunjie Liu	Director	September 30, 2010

*By:	/s/ SONG WANG
Attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of ChinaCache International Holdings Ltd., has signed this registration statement or amendment thereto in New York, on September 30, 2010.

Authorized U.S. Representative
By:	/s/ KATE LEDYARD
	Name:	Kate Ledyard, on behalf of Law Debenture Corporate Services Inc.
	Title:	Manager

 CHINACACHE INTERNATIONAL HOLDINGS LTD.

EXHIBIT INDEX

Exhibit Number		Description of Document
1.1	†	Form of Underwriting Agreement
3.1	†	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2	†	Form of Fifth Amended and Restated Memorandum and Articles of Association of the Registrant (effective upon the closing of this offering)
4.1	†	Registrant's Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2	†	Registrant's Specimen Certificate for Ordinary Shares
4.3	†	Form of Deposit Agreement, among the Registrant, the depositary and holder of the American Depositary Receipts
4.4	†	Third Amended and Restated Investors' Rights Agreement dated August 13, 2010, among the Registrant, Series A, B and C investors, and other parties thereto
4.5	†	Third Amended and Restated Buy-Out Agreement dated May 14, 2010, between the Registrant, Intel Capital (Cayman) Corporation and Intel Capital Corporation
5.1		Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered
8.1	†	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain U.S. tax matters
8.2	†	Opinion of Conyers Dill & Pearman regarding certain Cayman Island tax matters (included in Exhibit 5.1)
8.3	†	Opinion of Han Kun Law Offices regarding certain PRC tax matters (included in Exhibit 99.2)
10.1	†	2007 Stock Incentive Plan
10.2	†	2008 Stock Incentive Plan
10.3	†	2010 Stock Incentive Plan
10.4	†	Form of Indemnification Agreement between the Registrant and its directors
10.5	†	Form of Employment Agreement between the Registrant and an Executive Officer of the Registrant
10.6	†	Option Agreement dated April 20, 2007, among the Registrant, Song Wang, Xiaohong Kou, and Series B convertible preferred shareholders listed therein
10.7	†
Supplementary Agreement and Second Supplementary Agreement to the Option Agreement, dated July 15, 2009 and May 14, 2010, respectively, among the Registrant, Consolidated Capital Holdings, Ltd., Song Wang, Xiaohong Kou, and Series B convertible preferred shareholders listed therein
10.8	†	Series C Preferred Share Purchase Agreement dated December 11, 2009, relating to the sale of the Registrant's Series C convertible preferred shares to the parties listed therein
10.9	†	English translation of Loan Agreement dated September 23, 2005, between the Registrant and the shareholders of Beijing Blue I.T.

Exhibit Number		Description of Document
10.10	†	English translation of Supplementary Agreement to Loan Agreement dated May 10, 2010, between the Registrant and the shareholders of Beijing Blue I.T.
10.11	†	English translation of Share Pledge Agreements dated September 23, 2005 among ChinaCache Beijing, Beijing Blue I.T. and the shareholders of Beijing Blue I.T.
10.12	†	English translation of Powers of Attorney dated September 23, 2005 by the shareholders of Beijing Blue I.T.
10.13	†	English translation of Exclusive Business Cooperation Agreement dated September 23, 2005, between ChinaCache Beijing and Beijing Blue I.T.
10.14	†	English translation of Exclusive Technical Consultation and Training Agreement dated September 23, 2005, between ChinaCache Beijing and Beijing Blue I.T.
10.15	†	English translation of Exclusive Technical Support and Service Agreement dated September 23, 2005, between ChinaCache Beijing and Beijing Blue I.T.
10.16	†	English translation of Equipment Leasing Agreement dated September 23, 2005, between ChinaCache Beijing and Beijing Blue I.T.
10.17	†	English translation of Exclusive Option Agreements dated September 23, 2005, among the Registrant, Beijing Blue I.T. and the shareholders of Beijing Blue I.T.
10.18	†	English translation of Supplementary Agreements to Exclusive Option Agreement dated May 10, 2010, among the Registrant, Beijing Blue I.T. and the shareholders of Beijing Blue I.T.
10.19	†	English translation of Loan Agreements dated July 31, 2008, between ChinaCache Beijing and the shareholders of Beijing Jingtian
10.20	†	English translation of Supplementary Agreements to Loan Agreement dated May 10, 2010, between ChinaCache Beijing and the shareholders of Beijing Jingtian
10.21	†	English translation of Share Pledge Agreements dated July 31, 2008, among ChinaCache Beijing, Beijing Jingtian and the shareholders of Beijing Jingtian
10.22	†	English translation of the Powers of Attorney dated July 31, 2008 by the shareholders of Beijing Jingtian
10.23	†	English translation of the Exclusive Option Agreement dated July 31, 2008, among ChinaCache Beijing, Beijing Jingtian and the shareholders of Beijing Jingtian
10.24	†	English translation of Supplementary Agreements to Exclusive Option Agreements dated May 10, 2010, among ChinaCache Beijing, Beijing Jingtian and the shareholders of Beijing Jingtian
10.25	†	English translation of the Exclusive Business Cooperation Agreement dated July 31, 2008, between ChinaCache Beijing and Beijing Jingtian
10.26	†
Share Purchase and Sale Agreement dated December 20, 2007, among the Registrant, JNet Holdings Limited, Sundream Holdings Limited, Smart Asia Holdings Limited, Shanghai JNet and the individuals listed therein
10.27	†
Supplementary Agreement to Share Purchase and Sale Agreement dated January 28, 2010, among the Registrant, JNet Holdings Limited, Sundream Holdings Limited, Smart Asia Holdings Limited, Shanghai JNet and the individuals listed therein

Exhibit Number		Description of Document
10.28	†	English translation of Loan Agreement dated January 10, 2008, between ChinaCache Beijing and one shareholder of Shanghai JNet
10.29	†	English translation of Loan Agreements dated April 8, 2010, between ChinaCache Beijing and four shareholders of Shanghai JNet
10.30	†	English translation of Share Pledge Agreement dated January 10, 2008 among ChinaCache Beijing, Shanghai JNet and one shareholder of Shanghai JNet
10.31	†	English translation of Share Pledge Agreements dated April 8, 2010, among ChinaCache Beijing, Shanghai JNet and four shareholders of Shanghai JNet
10.32	†	English translation of the Power of Attorney by one shareholder of Shanghai JNet dated January 10, 2008
10.33	†	English translation of the Powers of Attorney by four shareholders of Shanghai JNet dated April 8, 2010
10.34	†	English translation of the Exclusive Option Agreement dated January 10, 2008, among ChinaCache Beijing, Shanghai JNet and one shareholder of Shanghai JNet
10.35	†	English translation of Supplementary Agreement to Exclusive Option Agreement dated May 10, 2010 among ChinaCache Beijing, Shanghai JNet and one shareholder of Shanghai JNet
10.36	†	English translation of the Exclusive Option Agreements dated April 8, 2010 among ChinaCache Beijing, Shanghai JNet and four shareholders of Shanghai JNet
10.37	†	English translation of the Exclusive Business Cooperation Agreement dated January 10, 2008, between ChinaCache Beijing and Shanghai JNet
10.38	†	English translation of Optical Fiber Line Lease and Services Agreement dated April 10, 2008, between Beijing Blue I.T. and Tong Zhen Networks Co., Ltd.
10.39	**	English translation of Technological Services Framework Agreement dated March 30, 2009, between Beijing Blue I.T. and Shenzhen Tencent Computer Systems Co., Ltd.
21.1	†	Subsidiaries of the Registrant
23.1	†	Consent of Ernst & Young Hua Ming, Independent Registered Public Accounting Firm
23.2	†	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	†	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
23.4	†	Consent of Han Kun Law Offices (included in Exhibit 99.2)
23.5	†	Consent of iResearch Consulting Group
23.6	†	Consent of Great China Appraisal Limited
23.7	†	Consent of Ya-Qin Zhang, an independent director appointee
23.8	†	Consent of Kathleen Chien, an independent director appointee
24.1	†	Powers of Attorney (included on signature page)

Exhibit Number		Description of Document
99.1	†	Code of Business Conduct and Ethics of the Registrant
99.2	†	Opinion of Han Kun Law Offices regarding certain PRC law matters

**
Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been filed separately with the Commission.

†
Filed previously.

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.
  ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  ITEM 9. UNDERTAKINGS.
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
CHINACACHE INTERNATIONAL HOLDINGS LTD. EXHIBIT INDEX